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                                                                    EXHIBIT 10.6

                             ABINGTON SAVINGS BANK

                              MANAGEMENT INCENTIVE
                              COMPENSATION PROGRAM






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                              ABINGTON SAVINGS BANK

                    Management Incentive Compensation Program

PURPOSE

     * Reward key managers for the attainment of Abington Savings Bank strategic, operational and service quality objectives; serve as a basis for communications and rewarding attainment of business objectives.

     * Ensure an effective link between incentive compensation levels and Bank performance by ensuring that incentive awards are only paid when profitability objectives determined by the Board are met;

     *    Reinforce team performance; and

     * Ensure Abington Savings Bank's management compensation program is competitive with the marketplace and similar organizations.

MECHANICS

     Plan must be approved by Board of Directors and will be administered by Compensation Committee.

     Prior to the payment of any bonus, unless approved by the Board of Directors, the Bank must achieve its goals as outlined in the year's performance plans.

     The bonus will be awarded based upon the achievement of the Bank's budget or financial plan, its performance against its peers**, the individual participant's success in accomplishing the goals and objectives as outlined in his/her performance plan and Service Level Agreements. Unit profitability goals will also be evaluated as part of the program.

     Compensation Committee will:

     * Review the annual business plan/budget to determine its appropriateness for purposes of the Part A calculation

     *    Approve participants

     *    Select peer group

     *    Review management recommendations for Part D awards

     *    Recommend final awards to Board of Directors

The Committee may also need to recommend alterations to the plan as necessary. For example, the acquisition of another institution may cause a revision of the financial performance incentive plan or a complete change in a manager's objectives. Some latitude for such positive changes must be maintained so that the incentive does not become a disincentive.


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The Committee will be authorized to recommend bonuses to staff members not included in this plan and to approve additional participants to the plan.

The calculation of a participant's bonus will be as follows:

                             Group I - Participants

  A.            Financial performance of bank                  40.0%
  B.            Service Quality                                16.7%
  C.            Bank performance vs. peer group                20.0%
  D.            Evaluation of achievement of strategic
                and/or performance plan and unit
                profitability.                                 23.3%
                                                              ------
                                                              100.0%

                             Group II - Participants

  A.            Financial performance of bank                  26.6%
  B.            Service Quality                                16.7%
  C.            Bank performance vs. peer group                16.7%
  D.            Evaluation of achievement of strategic
                and/or performance plan and unit
                profitability.                                 40.0%
                                                              ------
                                                              100.0%

                             Group III- Participants

 A.             Financial performance of bank                  32.0%
 B.             Service Quality                                16.0%
 C.             Bank performance vs. peer group                12.0%
 D.             Evaluation of achievement of strategic
                and/or performance plan and unit
                profitability.                                 40.0%
                                                              ------
                                                              100.0%

                             Group IV- Participants

 A.             Financial performance of bank                  33.3%
 B.             Service Quality                                20.0%
 C.             Bank performance vs. peer group                13.4%
 D.             Evaluation of achievement of strategic
                and/or performance plan and unit
                profitability.                                 33.3%
                                                              ------
                                                              100.0%

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A determination of a participant's success in achieving his/her performance plan goals will be obtained by a recommendation of that individual's manager and his division head.

The bank's performance against its budget will be used to calculate Part A (Bank Financial Performance), while net income as a % of average net worth (ROE) will be used to calculate Part C (Bank performance vs. peers).

** In the event that Abington Savings Bank or a bank in the peer group is involved in an unusual situation, such as an operating loss carry forward, which distorts financial performance, it may be necessary to compare Abington Savings Bank with its peers on a pre-tax basis. Such exceptions must be approved by the Compensation Committee.

                 Participants                             Maximum Bonus
                 ------------                             -------------

Group I          CEO                                          30%
                 CFO

Group II       Other Division Heads                           30%

Group III      VP/Consumer Lending                            25%
               AVP Consumer Lending
               Director of Retail Banking
               VP/Relationship Manager II
               VP/Human Resources
               VP/M.I.S.
               VP/Loan Operations

Group IV       Controller                                     15%
               VP Compliance/Security
               Collections Supervisor
               Director of Mkt & PR
               Secondary Mkt Manager
               Branch Administrator
               Relationship Manager I
               Manager Deposit Operations


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                                BONUS CALCULATION
                                -----------------

Part A:

Financial Performance Plan

                                              I     II     III    IV

100%                                         10%    6%     6%     4%
105%+                                        12%    8%     8%     5%
                                              5%    5%     4%     3%
Part B: Service Quality



Part C: Bank Performance vs. Peers
Top Quartile                                  6%     5%     3%     2%
Second Quartile                               4%     3%     1%     1%
Below Median                                  0      0      0      0





Part D: Performance Plan                      7%    12%    10%     5%
                                             ---    ---    ---    ---

Total                                        30%    30%    25%    15%

Administration
--------------

* Payment of an award in one year does not guarantee payment in future years, nor does it guarantee plan continuation.

* Generally, Bank Financial Performance (Part A), Service Quality Standards(Part B) and recommendations on Performance Plan Achievement (Part
     D) will be determined by the end of January following the plan year. However, the Bank's Board of Directors may, in its discretion, calculate and pay Part A, Part B and Part D bonuses on or before December 31 based on estimates of the Company's financial results. The Bank's Performance vs. its Peers (Part C) will be determined and bonus awards will be paid by the end of April.

* An employee who fails to perform at an acceptable level, as determined by the appropriate Division Head, for his/her position, will not receive an award regardless of how well the bank performs.

* Employees who join the bank prior to July 1 may be eligible to participate in the plan with the approval of the Compensation Committee (on a pro-rata basis).

* Eligibility to participate in the plan is not a guarantee of ongoing employment.

* An eligible participant must be an employee of the Bank when the award is paid in order to receive an award unless the employee has retired, died, or is disabled.

*    The plan may be terminated at any time by the Board of Directors.



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Example
-------

Abington Savings Bank achieved 105% of its financial performance plan and ranked in the second quartile of its peer group.

Joe Clinton (Vice President/Plannning with $40,000 salary) is in Bonus Group III and his Division Manager has recommended that he receive 3/4 of his award for Service Quality,(3%) and 3/4 of his goals achievement portion of his bonus (7.5%).

           Part A           8.00%

           Part B           3.00%

           Part C           1.00%

           Part D           7.50%

    Total Bonus 19.5% x $40,000 = $7,800.



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